EXHIBIT 31.1

 CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, Timothy Warbington, certify that:

1.	I have reviewed this Form 10-K/A for the year ended December 31, 2024, of Creative Medical Technology Holdings, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 25, 2025

/s/ Timothy Warbington
Timothy Warbington, Chief Executive Officer
(Principal Executive Officer)